Exhibit 99.1

COMMUNITY HEALTH SYSTEMS COMPLETES ACQUISITION

OF HEALTH MANAGEMENT ASSOCIATES

FRANKLIN, Tenn. (January 27, 2014) – Community Health Systems, Inc. (NYSE: CYH) (“CHS”) announced today that it has completed its previously announced acquisition of Health Management Associates, Inc. (NYSE: HMA) (“HMA”).

“We are very pleased to complete this important strategic acquisition and welcome our newly affiliated hospitals and their physicians and employees to our organization,” said Wayne T. Smith, Chairman and Chief Executive Officer of Community Health Systems, Inc. “This transaction provides us with increased scale and broader geographic reach as we work to create strong healthcare networks across the nation. Our larger organization is well positioned to address the changing dynamics in our industry and dedicated to providing quality care for millions of patients and all the communities we serve. We look forward to effectively integrating this acquisition and generating significant value for our shareholders.”

Effective today, HMA will cease trading on the New York Stock Exchange. HMA shareholders will receive $10.50 per share in cash plus 0.06942 shares of CHS common stock for each HMA share they own. HMA shareholders will also receive one Contingent Value Right (CVR) for each HMA share they own, which could yield additional cash consideration of up to $1.00 per share, depending on the outcome of certain matters described in HMA’s public filings under the “Legal Proceedings” section.

Through its affiliates, Community Health Systems now owns, leases or operates 206 hospitals in 29 states. The organization’s affiliates employ more than 135,000 people and approximately 27,000 physicians serve on the medical staffs of CHS-affiliated hospitals. CHS’s headquarters will remain in the Nashville, Tennessee, suburb of Franklin.

About CHS

Community Health Systems, Inc. is one of the largest publicly-traded hospital companies in the United States and a leading operator of general acute care hospitals in communities across the country. Through its subsidiaries, the Company currently owns, leases or operates 206 affiliated hospitals in 29 states with an aggregate of approximately 31,000 licensed beds. The Company’s headquarters are located in Franklin, Tennessee, a suburb south of Nashville. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.” More information about the Company can be found on its website at www.chs.net.

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Community Health Systems Completes Acquisition

    of Health Management Associates

January 27, 2014

Forward-Looking Statements

Certain statements contained in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the benefits of the merger, including future financial and operating results, the combined company’s plans, objectives, and expectations and other statements that are not historical facts. Such statements are based on the views and assumptions of the management of CHS and HMA and are subject to significant risks and uncertainties. Actual future events or results may differ materially from these statements. Such differences may result from the following factors: the risk that the benefits of the transaction, including cost savings and other synergies may not be fully realized or may take longer to realize than expected; the impact of the transaction on third-party relationships; actions taken by either of the companies; changes in regulatory, social and political conditions, as well as general economic conditions. Additional risks and factors that may affect results are set forth in HMA’s and CHS’s filings with the Securities and Exchange Commission, including each company’s most recent Annual Report on Form 10-K or Form 10-K/A and Quarterly Report on Form 10-Q or 10-Q/A.

The forward-looking statements speak only as of the date of this communication. Neither CHS nor HMA undertakes any obligation to update these statements.

Contacts:

Community Health Systems, Inc.

Investor Relations:

W. Larry Cash, 615-465-7000

President of Financial Services and Chief Financial Officer

Media Relations:

Tomi Galin, 615-628-6607

Senior Vice President, Corporate Communications,

    Marketing and Public Affairs

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